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                                                                      EXHIBIT 21


                 Subsidiaries of U.S. Xpress Enterprises, Inc.
                        For Year Ended December 31, 2000

                          U.S. Xpress, Inc., a Nevada corporation
                          CSI/Crown, Inc., a Georgia corporation
                          Victory Express, Inc., an Ohio corporation
                          PST Vans, Inc., a Nevada corporation
                          U.S. Xpress Leasing, Inc., a Tennessee corporation Xpress Company Store, Inc., a Tennessee corporation Xpress Air, Inc., a Tennessee corporation